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                                                                    EXHIBIT 99.1

                       (PINNACLE FINANCIAL PARTNERS LOGO)


FOR IMMEDIATE RELEASE

                               MEDIA CONTACT:      Vicki Kessler 615-320-7532
                               FINANCIAL CONTACT:  Harold Carpenter 615-744-3742
                               WEBSITE:            www.mypinnacle.com


             PINNACLE FINANCIAL PARTNERS ANNOUNCES 2:1 STOCK SPLIT

         NASHVILLE, TN, April 20, 2004 -- Pinnacle Financial Partners Inc. (Nasdaq: PNFP) today announced that its Board of Directors has approved a two-for-one stock split. The stock split will be effected in the form of a 100 percent stock dividend, with the new shares being distributed on May 10, 2004, to shareholders of record at the close of business on April 30, 2004. Pinnacle had 3,692,053 common shares outstanding at March 31, 2004.

         "We are pleased to be in a position to make this decision. This action reflects the strong earnings performance and financial condition of Pinnacle Financial Partners," said M. Terry Turner, Pinnacle's President and CEO. "Given the strength in Pinnacle's stock price, we are able to make Pinnacle's stock more widely available to potential investors."

         Pinnacle Financial Partners, the largest financial services firm headquartered in Nashville, provides a full range of banking, investment and insurance products and services targeted at small- to mid-sized businesses and their owners/operators. A number of Pinnacle's senior financial advisors provide comprehensive wealth management services to help clients increase, protect and distribute their assets.

         Pinnacle opened its first office in October 2000 in Commerce Center in Downtown Nashville. Since then the firm has added Nashville offices in Rivergate and Green Hills and in Brentwood and the Cool Springs area of Williamson County. Additional information concerning Pinnacle can be accessed at www.mypinnacle.com.
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Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) increased competition with other financial institutions, (iii) lack of sustained growth in the economy in the Nashville, Tennessee area, (iv) rapid fluctuations or unanticipated changes in interest rates, (v) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, and (vi) changes in the legislative and regulatory environment A more detailed description of various risks is contained in Pinnacle's most recent annual report on Form 10-KSB. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.